Exhibit 10.4

REIMBURSEMENT AGREEMENT

DATED AS OF June 8, 2009

By and Between

WM COFFMAN LLC

and

RICHARD HOROWITZ

REIMBURSEMENT AGREEMENT

THIS AGREEMENT is made as of the 8th day of June, 2009 by and between WM COFFMAN LLC, a limited liability company organized and existing under the laws of the State of Delaware having its principal office at 445 Broadhollow Road, Melville, New York 11747 (the Borrower”) and RICHARD HOROWITZ, an individual residing at 90 Wheatley Road, Old Westbury, New York 11568 (the “Principal”).

W I T N E S S E T H:

The Borrower has applied to PNC Bank National Association, a national bank (the “Agent”) for loans in aggregate principal amount of $12,000,000.00 under a Revolving Credit Term Loan and Security Agreement dated as of June 8, 2009 among the Borrower, the Agent and the various lenders party thereto (the “Loan Agreement”); and

The Principal is a substantial shareholder of P&F Industries, Inc., which is the indirect owner of the Borrower.

In order to induce the lenders and the Agent to enter into the Loan Agreement, Borrower caused Principal to apply to and enter into letter of credit documentation with New York Commercial Bank (the “Bank”) to issue two standby letters of credit, each in the amount of $145,000 naming the Agent as beneficiary (the “Letters of Credit”).

In order to cause Principal to enter into such documentation with Bank and thereby arrange for the issuance of the Letters of Credit and because of the direct benefit to Borrower related to the issuance of the Letters of Credit, Borrower has agreed to enter into this Agreement to provide for the repayment to Principal of any payments made by Principal to Bank pursuant to the letter of credit documentation arising out of or by reason of draws under the Letters of Credit.

NOW, THEREFORE, intending to be legally bound, the Borrower and the Principal hereby agree as follows:

ARTICLE I

1.01        Certain Definitions.  All capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

1.02        Accounting Terms; Other Definitions.  As used herein and in any certificate or other documents made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP.

1.03        Construction.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and “or” has the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The article, section, table of contents and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.  Article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

ARTICLE II

LETTERS OF CREDIT AND LOANS

2.01        Issuance.  The Borrower hereby requests the Principal to cause the Bank to issue to the Agent on or before the date of the Loan Agreement, the Letters of Credit No. 2009FS00177 and No. 2009FS00176 in the form attached hereto as Exhibit “A” for the account of the Borrower each in the amount of $145,000 to pay a portion of the amounts provided for in Section 15.18 of the Loan Agreement.

2.02        Reduction and Termination.  (a)       The Letters of Credit shall terminate on the earliest of (i) 5:00 P.M. Eastern Time on June 30, 2010 in the case of No. 2009FS00177 and September 30, 2010 in the case of No. 2009FS00176 (respectively, the “Expiration Date”), or if not a business day, the next following business day, (ii) the date on which there has been a drawing, (iii) the day upon which a substitute letter of credit becomes effective, or (iv) the date the Letter of Credit shall be delivered to the Bank for cancellation as set forth in the Loan Agreement.

2.03        Loans.  Any drawing under the Letters of Credit that results in Principal being liable to Bank for the amount of such draw, pursuant to the Bank documentation, shall automatically be converted into a loan (each, a “Loan” and, collectively, the “Loans”).  Each Loan shall be evidenced by a note (as amended and restated from time to time, the “Note”), in the form attached hereto as Exhibit B, with appropriate insertions, duly executed and delivered by the Borrower to the order of the Principal, dated the date of any draw and payable to the Principal.

2.04        Interest Rate.   The Loans shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to six and one-half (6.5%) percent.

(b)           If the Borrower shall default in the payment of the principal of or interest on any Loan, or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at eight and one-half (8.5%) percent.

(c)           Interest on each Loan shall be payable in arrears on each Quarterly Payment Date, as of defined in the Note.

(d)           Interest payable on each Loan shall be computed on the basis of a 360 day year, for the actual number of days elapsed and shall accrue through the date of receipt of payment.  In the event the date specified for any payment hereunder is not a business day, such payment shall be made on the next following business day and interest shall be paid at the rate provided for herein on any such payment to the business day on which such payment is made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.01.                     Representations and Warranties.

In order to induce the Principal to enter into this Agreement and arrange with the Bank for issuance of the Letters of Credit herein provided for, the Borrower represents and warrants to the Bank that:

(a)           the Borrower has the all requisite corporate power and authority to execute and deliver this Agreement and the Notes and to perform all of the obligations hereunder and thereunder.

(b)           the execution and delivery by the Borrower of this Agreement and the Notes and the consummation by the Borrower of the transactions contemplated hereby and thereby have been validly authorized by all necessary limited liability action on the part of the Borrower.

(c)           this Agreement and the Notes (when executed and delivered by the Borrower) constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses; and

(d)           the execution, delivery and performance by the Borrower of this Agreement and the Notes do not and will not (i) violate any provisions of the Borrower’s formation document, operating agreement or any contract, agreement, law, regulation, order, decree or writ to which the Borrower or any of its properties are subject, or (ii) require the consent or approval of any person, entity or authority, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of any of the foregoing.

ARTICLE IV

SUBORDINATION PROVISIONS

4.01        Subordination.    The Principal agrees that the Notes are subordinate and junior in right of payment to all Obligations, as defined in the Loan Agreement, except as such payments of principal and interest under the Notes are specifically authorized and provided for in the Loan Agreement.  The full provisions related to the subordination of the Notes are contained in the Subordination Agreement annexed hereto and made a part hereof as Exhibit C.

ARTICLE V

CONDITIONS PRECEDENT

5.01        Conditions to Delivery of Notes.  The obligations of the Borrower to execute and deliver the Notes in the form of Exhibit B hereto in accordance with the terms hereof is specifically conditioned upon the Principal executing and delivering the Subordination Agreement in the form of Exhibit C hereto.  The parties agree to execute and deliver each of the Note and the Subordination Agreement simultaneously.  Borrower acknowledges and agrees that it will be responsible for obtaining execution by the Agent of the Subordination Agreement.  Principal agrees to take any actions reasonably requested by Borrower to assist in obtaining Agent’s execution of the Subordination Agreement.

ARTICLE VI

MISCELLANEOUS

6.01        Consents to Amendments.  This Agreement may be amended and the Borrower may take any action prohibited, or omit to perform any act required to be performed by it, if the Borrower shall first obtain the Principal’s written consent to such amendment, action or omission to act on such terms as the Principal may require in his sole discretion.

6.02        Survival of Representations.  All representations, warranties, covenants and agreements made by the Borrower in connection herewith shall survive the execution and delivery of this Agreement.

6.03        Successors and Assigns.  All covenants and agreements herein shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, provided the Borrower may not transfer or assign any of its rights or interests hereunder without the specific written consent of the Principal.

6.04        Expenses.  The Borrower agrees (a) to pay or reimburse the Principal for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Principal and (b) to pay or reimburse the Principal for all his costs and expenses incurred in connection with the enforcement or preservation of any rights under the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Principal.  The agreements in this Section shall survive the respective Expiration Dates of the Letters of Credit.

6.05        Applicable Law and Jurisdiction; Counterclaims.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the law of the State of New York.  The Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with the Principal that personal jurisdiction over the Borrower shall rest with said Court for purposes of any action on or related to this Agreement.  THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO INTERPOSE A COUNTERCLAIM IN ANY ACTION OR PROCEEDING ON OR RELATED TO THIS AGREEMENT EXCEPT FOR MANDATORY COUNTERCLAIMS.

6.06        Further Assurances  The Borrower agrees at any time and from time to time at its expense, upon request of the Principal, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as the Principal may reasonably deem desirable in obtaining the full benefits of this Agreement.

6.07        Headings.  The headings herein are for convenience only and shall not limit or affect the meaning or construction of the provisions herein.

6.08        Notices.  Notices and consents provided herein shall be in writing and shall be given to the other party by personal delivery or certified mail, return receipt requested, in a prepaid wrapper directed to the other party at its address stated below or such other address as from time to time designated in writing by one party to the other:

(a)                                  if to the Borrower:

WM Coffman LLC

445 Broadhollow Road

Melville, New York 11747

(b)                                 if to the Principal:

Notice by mail shall be effective when received but if not sooner received shall be deemed effective at 2:45 p.m. on the second Business Day after mailing.  This provision shall not prevent any party from using some other method of giving notice.

6.09        Trial By Jury.  THE BORROWER AND THE PRINCIPAL MUTUALLY HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PRINCIPAL TO ACCEPT THIS AGREEMENT AND CAUSE THE ISSUANCE OF THE LETTER OF CREDIT.

6.10        Severability.  In the event that any one or more  of the provisions of this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

6.11        Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.  It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WM COFFMAN LLC

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino
Title:	Vice President

/s/ Richard Horowitz
Richard Horowitz